UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 13, 2009

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33197	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 North Marengo Avenue, Pasadena, California 91101	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or about November 9, 2009, Guidance Software, Inc. (the “Company”) entered into amendments to employment letters with certain executive officers of the Company.

The Company entered into amendments (the “Non-Participant Amendment”) to its employment letters with the following executive officers who are not participants in the Company’s Amended and Restated Executive Retention and Severance Plan (the “Retention Plan”): (a) Mark Harrington, the Company’s General Counsel and Corporate Secretary, and (b) Larry Gill, the Company’s Senior Vice President of Worldwide Sales. The Non-Participant Amendment generally provides that upon the executive’s separation from service by reason of termination by the Company without “cause” (as such term is defined therein) or by the executive for “good reason” (as such term is defined therein), the Company will pay the executive severance in an amount equal to the lesser of (i) 12 months of base salary (excluding any bonus, commission or other payment), or (ii) the limit set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii)(A). This severance payment will be paid in a form to be determined by the Company in its sole discretion, commencing within the 60-day period following the date of the executive’s separation from service and ending no later than the last day of the second year following the year in which the executive’s separation from service occurred.

The Company also entered into an amendment (the “Participant Amendment”) to its employment letter with Michael Gurzi, the Company’s Vice President of Enscript Development. Mr. Gurzi is a participant in the Retention Plan. The Participant Amendment generally provides that upon the executive’s separation from service by reason of termination by the Company without “cause” (as such term is defined therein) or by the executive for “good reason” (as such term is defined therein), the Company will pay the executive severance in an amount equal to 100% of the executive’s annual base salary (excluding any bonus, commission or other payment). This severance payment will be payable in a single lump sum within 60 days after the executive’s separation from service. The Participant Amendment also provides that to the extent that the executive becomes entitled to severance benefits under the Retention Plan as a result of the executive’s separation from service or in connection with a “change of control” (as such term is defined in the Retention Plan) of the Company, the terms of the Retention Plan will govern and the executive will not be entitled to any severance benefits set forth in the Participant Amendment.

The severance benefits under both the Non-Participant Amendment and the Participant Amendment are conditioned on the executive’s delivery of an effective general release of claims against the Company. In addition, both the Non-Participant Amendment and the Participant Amendment provide that upon request by the Company the executive will enter into and provide certain consulting services under a post-employment consulting agreement.

The other material terms of the employment letters remain unchanged. The foregoing description of the amendments to the employment letters does not purport to be complete and is qualified in its entirety by reference to the forms of amendment, filed herewith as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits: The following exhibits are filed or furnished with this Current Report on Form 8-K

99.1	Form of Amendment to Employment Letter, issued by Guidance Software, Inc. (the Non-Participant Amendment)

99.2	Form of Amendment to Employment Letter (Executive Participant of Company Executive Retention and Severance Plan), issued by Guidance Software, Inc. (the Participant Amendment)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: November 13, 2009	By:	/s/ VICTOR LIMONGELLI
	Name:	Victor Limongelli
	Title:	Chief Executive Officer and Director

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